Perot Systems Corporation
2300 West Plano Parkway
Plano, TX 75075
+1 972 577 0000
www.perotsystems.com
Media Contacts:
Perot Systems Corporation
Joe McNamara
+1 972 577-6165
joe.mcnamara@ps.net
Investor Contact:
John Lyon
+1 972 577-6132
+1 972-577-6791 fax
john.lyon@ps.net
Exhibit 99.1
— Perot Systems News Release —
Perot Systems Reports Fourth Quarter 2007
Financial Results
Plano, TX — February 5, 2008 — Perot Systems Corporation (NYSE: PER) today announced fourth quarter 2007 financial results:
•	Revenue was $732 million, an increase of 22% year-to-year over fourth quarter 2006 revenue of $601 million. For the full year of 2007, revenue was $2.6 billion, an increase of 14% over 2006 full year revenue of $2.3 billion.
•	Earnings per share (diluted) was $.35 as compared to $.26 for the fourth quarter of 2006. For the full year of 2007, earnings per share (diluted) was $.92 as compared to $.66 for full year 2006.
•	New contract signings totaled $555 million for the fourth quarter of 2007, bringing the total value of new contracts signed during 2007 to $1.8 billion.
•	Operating Cash Flow and Capital Expenditures for the fourth quarter of 2007 totaled $83 million and $9 million, respectively. For the full year of 2007, Operating Cash Flow and Capital Expenditures were $118 million and $75 million, respectively. As of December 31, 2007, Cash totaled $187 million and Short-term Investments totaled $23 million.
Since its last earnings release, and including activity through the date of this earnings release, Perot Systems repurchased approximately 3%, equal to 3.85 million shares, of its Class A common stock at an average purchase price of $13.33 for a total of $51 million.
“Our fourth quarter results demonstrate the strength of our business model,” said Peter Altabef, president and CEO for Perot Systems. “Revenue advanced on a mix of new business, globally-delivered projects, and existing client expansion, while profit margins and earnings expanded sequentially. We have a robust backlog of long-term recurring revenue contracts that provide stability. Approximately 70% of our revenue comes from the healthcare industry and the Federal Government. Our solutions help clients to become more efficient, reduce costs, and improve productivity. These characteristics allow our business to prosper in a wide array of economic conditions.”

Perot Systems Earnings Release	2 of 9
Trend Information and Business Outlook
In the fourth quarter of 2007, Perot Systems realized revenue, gross profit, and earnings per share (diluted) of $59 million, $46 million, and approximately $.23, respectively, resulting from a previously disclosed contract termination that followed the acquisition of our client. These amounts relate to a $26 million termination fee and the recognition of $33 million of revenue and $13 million of costs that were previously deferred by Perot Systems. As a result of these amounts being recognized in the fourth quarter and this relationship transitioning from an outsourcing contract to a project-based contract, Perot Systems will realize a reduction of revenue and earnings per share (diluted) between the fourth quarter of 2007 and first quarter of 2008 of approximately $70 million and $.23 per share, respectively.
In addition, Perot Systems incurred expense of $18 million, equal to approximately $.09 per share (diluted), associated with the cost reduction activities it implemented in the fourth quarter of 2007, and as disclosed in its earnings release dated October 30, 2007.
For the first quarter of 2008, Perot Systems expects revenue to range from $665 million to $680 million and earnings per share (diluted) to range from $.21 to $.23.
Conference Call
Perot Systems will hold a conference call to review fourth quarter 2007 results of operations on February 5, 2008, at 10:15 a.m. EST. Parties interested in participating may join the conference call via the Internet at www.perotsystems.com. Additionally, Perot Systems has published a downloadable summary of its fourth quarter 2007 financial results at www.perotsystems.com.

Perot Systems Earnings Release	3 of 9
Perot Systems Corporation
Condensed Consolidated Income Statements
For the Three Months Ended December 31, 2006 and 2007
(Millions of USD, except per share amounts)
Unaudited

	Three Months Ended
	December 31
	2006	2007
Revenue 1)	$601	$732
Direct cost of services 1)	485	574

Gross profit	116	158
Selling, general & admin 1)	72	86

Operating income	44	72
Interest income/(expense), net	2	(1)

Income before taxes	46	71
Provision for income taxes	14	27

Net income	$32	$44

Earnings per share (diluted) data:
Earnings per share (diluted)	$.26	$.35
Shares outstanding (diluted)	123	124

Perot Systems Earnings Release	4 of 9
Perot Systems Corporation
Revenue Summary
For the Three Months Ended December 31, 2007
(Millions of USD)
Unaudited

Revenue
4Q 2006	$601

Growth/(Decrease) Related to:
UBS Infrastructure outsourcing contract	(68)
Commercial accounts 1)	77
New contracts	18
Acquisition 2)	21

Industry Solutions	48

Federal accounts	4
Acquisition 2)	74

Government Services	78

Consulting and Apps. Sol., gross 3)	16
Inter-segment eliminations 3)	(11)

4Q 2007	$732

		Year-to-Year
	Revenue	Growth	% of Total
Healthcare 1) 2)	$395	34%	54%
Commercial Solutions & Other 4)	131	(28%)	18%

Industry Solutions	526	10%	72%

Government Services 2)	148	111%	20%

Consulting and Applications Solutions, gross 3)	84	24%	12%

Inter-segment eliminations 3)	(26)	73%	(4%)

Total	$732	22%	100%

Perot Systems Earnings Release	5 of 9
Perot Systems Corporation
Condensed Consolidated Balance Sheets
As of December 31, 2006 and 2007
(Millions of USD)
Unaudited

	As of	As of
	12/31/2006	12/31/2007
Cash and cash equivalents	$250	$187
Short-term investments	133	23
Accounts receivable, net	338	479
Prepaid expenses and other	62	70

Total current assets	783	759
Property, equip. & software, net	220	235
Goodwill	463	713
Other non-current assets	115	184

Total assets	$1,581	$1,891

Current liabilities	$301	$331
Long-term liabilities	175	317
Stockholders’ equity	1,105	1,243

Total liabilities & stockholders’ equity	$1,581	$1,891

Perot Systems Earnings Release	6 of 9
Perot Systems Corporation
Condensed Consolidated Statements of Cash Flows
For the Three Months Ended December 31, 2006 and 2007
(Millions of USD)
Unaudited

	Three Months Ended
	12/31/2006	12/31/2007
Net income	$32	$44
Depreciation and amortization	21	28
Changes in assets and liabilities (net of effects from acquisitions of businesses) and other non-cash items	49	11

Net cash provided by operating activities	102	83

Purchases of property, equipment & software	(38)	(9)
Purchase of short-term investments, net	(28)	(23)
Other investing, net	(1)	5

Net cash used in investing activities	(67)	(27)

Repurchases of common stock	—	(47)
Proceeds from issuance of common stock	10	4
Other financing activities	4	(2)

Net cash provided/(used) by financing activities	14	(45)
Effect of exchange rate changes on cash	4	1

Net cash flow	$53	$12

Perot Systems Earnings Release	7 of 9
Perot Systems Corporation
Financial Highlights
For the Twelve Months Ended December 31, 2006 and 2007
(Millions of USD)
Unaudited

	2006	2007	% Change

Revenue 1) 2) 5)	$2,298	$2,612	14%

Pretax income 1) 2) 5)	120	182	52%

Net income	81	115	42%

Earnings per share (diluted)	$.66	$.92	39%

Net cash provided by operating activities	213	118	(45%)

Capital expenditures	93	75	(19%)

Shares outstanding (diluted)	122	125	2%

Perot Systems Earnings Release	8 of 9
Footnotes
1.	In the fourth quarter of 2007, Perot Systems realized revenue, gross profit, and earnings per share (diluted) resulting from a previously disclosed contract termination of $59 million, $46 million, and approximately $.23, respectively. In addition, Perot Systems incurred expense of $18 million, equal to approximately $.09 per share (diluted), associated with the cost reduction activities it implemented in the fourth quarter of 2007, as disclosed in its earnings release dated October 30, 2007.
2.	Perot Systems acquired two companies during the twelve months ended December 31, 2007. The acquisitions of QSS Group, Inc. (QSS) and JJWild, Inc. (JJWild) contributed $74 million and $21 million of revenue, respectively, for the fourth quarter of 2007 and $260 million and $28 million of revenue, respectively, for the full year of 2007. The operating results of QSS are reported within the Government Services line of business, and the operating results of JJWild are reported within the Industry Solutions line of business.
3.	Gross revenue measures all services provided by Consulting and Applications Solutions, both direct-to-market and through our other lines of business. Inter-segment eliminations relate to the revenue associated with services provided by Consulting and Applications Solutions to our other lines of business.
4.	The decrease is predominately attributable to the expiration of the UBS infrastructure outsourcing contract, which resulted in a $68 million decrease to revenue.
5.	In the third quarter of 2006, Perot Systems impaired $44 million of deferred contract costs when it restructured an existing contractual relationship, which eliminated the fixed-price software development and implementation deliverables of that contract. In addition, Perot Systems recorded expense of $6 million related to actions to strengthen future profitability.

Perot Systems Earnings Release	9 of 9
About Perot Systems
Perot Systems is a worldwide provider of information technology services and business solutions. Through its flexible and collaborative approach, Perot Systems integrates expertise from across the company to deliver custom solutions that enable clients to accelerate growth, streamline operations and create new levels of customer value. Headquartered in Plano, Texas, Perot Systems reported 2007 revenue of $2.6 billion. The company has more than 22,000 associates located in North America, Europe, and Asia. Additional information on Perot Systems is available at http://www.perotsystems.com/.
This press release contains forward-looking statements that are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. For factors that could affect our business and cause actual results to differ materially, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the U.S. Securities and Exchange Commission and available at http://www.sec.gov/, as updated in our Quarterly Reports on Form 10-Q filed after such Form 10-K, for additional information regarding risk factors. We disclaim any intention or obligation to revise any forward- looking statements whether as a result of new information, future developments, or otherwise.
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